Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Microsoft Corporation, a Washington corporation (the “Company”), on Form 10-K for the year ending June 30, 2003, as filed with the Securities and Exchange Commission (the “Report”), Steven A. Ballmer, Chief Executive Officer of the Company and John G. Connors, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ STEVEN A. BALLMER
Steven A. Ballmer Chief Executive Officer

September 4, 2003

/s/ JOHN G. CONNORS
John G. Connors Chief Financial Officer

September 4, 2003

[A signed original of this written statement required by Section 906 has been provided to Microsoft Corporation and will be retained by Microsoft Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]